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                                                                   EXHIBIT 23.4


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

    We consent to the references to us under the heading "Reserve Engineers" in Amendment No. 1 to the Registration Statement on Form S-4 (file number 333-106836) and related Prospectus of The Houston Exploration Company for the registration of $175,000,000 of 7% Senior Subordinated Notes due 2013 and related exchange offer for up to $175,000,000 of 7% Senior Subordinated Notes due 20013.

                                    /s/ Netherland, Sewell & Associates, Inc.
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                                    NETHERLAND, SEWELL & ASSOCIATES, INC.


Houston, Texas
October 7, 2003